SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made this 26th day of September, 2013 (the “Agreement Date”), by and between Mindpix, Inc., a Nevada corporation, (“MPIX” of the “Company”), and Roxanna Weber a/k/a Roxanna Green, an individual residing at 1710 Hampton Pass Douglasville, GA 30134 (“Weber”), “), eMax Media, Inc., a Florida corporation, Entertainmax, a Georgia corporation, New Unified Corp., a Florida corporation, Weber Family Trust, a trust controlled by Roxanna Weber, eMax Music Inc. , a Florida corporation and eMax Alive, a Florida company, Artists Innovations, A Florida Company, Me Too Records a Florida Company, (together the Weber Parties). For purposes herein MPIX, Weber and the Weber Parties may collectively be referred to as the “Parties.”

RECITALS

WHEREAS, a dispute has arisen between the parties with regard to amounts owed between the Parties;

WHEREAS, the Parties believe that it is in the best interest of each to settle their disputes.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, representations, covenants and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

I. Settlement of Amounts Owed to and From the Parties

A. The financial statements of Mindpix state that:

i. $190,056 is due and owing to the Weber Parties

ii. 522,187,878 MPIX common shares with a value at time of issuance of $3,639,488 is due from Weber Parties

B. In consideration of the return of the shares listed on Exhibit A, the Parties agree that neither party shall be indebted to the other for any amount as of the date hereof.

II. Actions to be taken

A. Cancellation of Common Shares

The Shares listed on Exhibit A have been placed in Escrow with Jonathan D. Leinwand, P.A. (JDLPA). JDLPA is hereby instructed to take all actions necessary to have such shares canceled and returned to the treasury of Mindpix. The Parties agree to provide JDLPA with any documents necessary for the cancelation of such shares, including but not limited to board resolutions and medallion guaranteed stock powers.

B. Cancellation of Preferred Shares

Preferred Shares as set forth on Exhibit B have been issued. The owners of such shares shall return those shares to the Company, by sending them to either JDLPA or the transfer agent, and such shares shall be canceled.

C. Standard Stock transfer Litigation

Immediately upon execution of this agreement, counsel for the Parties shall communicate with counsel for Standard Stock transfer and inform him of this settlement agreement. Counsel for the parties shall be authorized to enter into any stipulation of settlement that incorporates the terms of this agreement. The Parties agree to provide JDLPA with any documents necessary for the cancelation of such shares, including but not limited to board resolutions and medallion guaranteed stock powers.

D. Bank Accounts

Any Bank Accounts opened in the name of MPIX or any of its subsidiaries by Weber on or after July 5, 2013 shall be closed and the account statements provided to MPIX. Any funds in those accounts shall be returned to MPIX.

III. Non-Disparagement

A.The Weber Parties each agrees that he or it will not, directly or indirectly, individually or as a consultant to, or an employee, officer, director, manager, stockholder, partner, member, representative, agent or other owner or participant in any business entity, defame, disparage, or cause disparagement of MPIX including all of its current and former agents, employees, representatives, officers, directors, board members, attorneys, affiliates, parents, subsidiaries, divisions, assigns, subrogees, predecessors and successors in interest (the “MPIX Parties”). Further, the Weber Parties each agrees not to, and will not assist or encourage, directly or indirectly, in any way any individual, company or entity, or groups of individuals, companies or entities, to bring or pursue any lawsuits, charges, complaints, claims, grievances, or actions or make any other demands against MPIX and the MPIX Parties, unless compelled to do so by law.

B. MPIX agrees that it will not, directly or indirectly, defame, disparage, or cause disparagement of Weber or the Weber Parties including all of its current and former agents, employees, representatives, officers, directors, board members, attorneys, affiliates, parents, subsidiaries, divisions, assigns, subrogees, predecessors and successors in interest. Further, MPIX agrees not to, and will not assist or encourage, directly or indirectly, in any way any individual, company or entity, or groups of individuals, companies or entities, to bring or pursue any lawsuits, charges, complaints, claims, grievances, or actions or make any other demands against the Weber Parties, unless compelled to do so by law.

This Section III shall survive in perpetuity.

IV. Release of MPIX and the MPIX Parties

In exchange for the promises, undertakings and agreements by MPIX contained herein, the Weber Parties hereby irrevocably and forever release, forgive and discharge MPIX and the MPIX Parties, now or in the future from any and all claims, demands, contracts, actions, causes of action, suits, obligations, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, contracts, agreements, promises, variances, trespasses, damages, judgments, demands and liabilities of any kind or nature whatsoever, in law or in equity, whether known or unknown, which the Weber Parties or any of the Weber Releasees (as hereinafter defined) ever had, now have or may, can or shall have in the future against any of MPIX or the MPIX Parties for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the Agreement Date, and excepting only the obligations and agreements contained in this Agreement.

V. Release of the Weber Parties and the Weber Releasees

In exchange for the promises, undertakings and agreements by Weber and the Weber Parties contained herein, MPIX hereby irrevocably and forever releases, forgives and discharge Weber and the Weber Parties and their respective present and former agents, employees, representatives, officers, directors, board members, attorneys, affiliates, parent entities, subsidiaries, divisions, assigns, subrogees, predecessors and successors in interest (collectively, the “Weber Releasees”), now or in the future from any and all claims, demands, contracts, actions, causes of action, suits, obligations, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, contracts, agreements, promises, variances, trespasses, damages, judgments, demands and liabilities of any kind or nature whatsoever, in law or in equity, whether known or unknown, which MPIX ever had, now has or may, can or shall have in the future against the Weber Parties or the Weber Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the Agreement Date, excepting only the obligations and agreements contained in this Agreement.

VI. REPRESENTATIONS, WARRANTIES AND COVENANTS

A. The Weber Parties and MPIX each represents and warrants that he or it has read this Agreement, has consulted with such legal, tax and investment advisors as he or it, in its sole discretion, has deemed necessary prior to executing this Agreement, understands the meaning and application of this Agreement and signs this Agreement knowingly, voluntarily, without coercion, duress or other improper pressure, and of his or its own free will with the intent of being bound hereby; that he or it has not been subjected to any duress, undue influence or inequality of bargaining power in connection with the negotiation or execution of this Agreement; that except for statements, representations and promises expressly set forth in this Agreement, such Party has not relied upon any statement, representation or promise of any other party (or of any employee, attorney or other representative of any other party or of an affiliated entity) in executing this Agreement, and no other party has made any statements, representations or promises regarding a fact relied upon by him or it in entering into this Agreement; and that he or it has made an investigation of the facts pertaining to the Parties’ actual and potential disputes as he or it deemed necessary or desirable.

B. The Weber Parties and MPIX each represents and warrants that his or its execution, delivery and performance of this Agreement, in the time and manner herein specified, does or will not violate any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge or other restriction of any government, governmental or regulatory agency or body, or court applicable to him or it, or any provision of its applicable organizational documents or other similar governing instruments, and will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which such Party is a party or by which such Party may be bound or affected.

C. The Weber Parties and MPIX each represents and warrants that he or it has the full legal or corporate power and authority to enter into this Agreement and to perform his or its obligations hereunder in the time and manner contemplated; and that the execution, delivery and performance by such Party of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Party, and when executed and delivered by the Parties, shall constitute a valid and legally binding obligation of such Party, enforceable against such Party in accordance with the terms of this Agreement. The individuals whose signatures appear below are authorized to sign this Agreement in their own behalf or for their respective entities.

D. The Weber Parties and MPIX each represents and warrants that (i) there is no action, suit, proceeding, judgment, claim or investigation pending, or to his or its knowledge, threatened against any of the Parties that could reasonably be expected in any manner to challenge or seek to prevent, enjoin, impair, alter or delay any of the transactions contemplated by this Settlement Agreement, and (ii) no authorization, consent, order or approval by any governmental or regulatory agency or body, or other person, is required for the valid authorization, execution, delivery or performance by such Party of this Settlement Agreement and the consummation of the transactions contemplated hereby.

E. All representations and warranties made in this Agreement shall survive the execution of this Agreement and these representations and warranties shall not be diminished or affected by any investigations, at any time, by the other Party.

F. The Weber Parties each hereby agrees and covenants that:

1. He or it will not make any purchases, sales or other transactions in the securities of MPIX based on any material non-public information; and

2. He or it will utilize his or its best efforts to safeguard and prevent the dissemination of such material non-public information to third parties.

The obligations set forth in this Section IX(G) shall survive in perpetuity.

XI. Other Material Terms and Conditions

A. Additional Instruments

Each of the Parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other Party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

B. Entire Agreement

The Parties hereby agree that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, between the Weber Parties and MPIX with respect to the subject matter of this Agreement, it supercedes any and all prior written and oral agreements, statements, understandings and discussions with respect to the subject matter herein, and there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. No Party shall be bound by any terms or representations not expressly contained in writing in this Agreement, each of which is agreed to be immaterial and none of which was relied upon by the Parties.

C.. Laws of the State of Florida

The Parties hereby agree that this Agreement, the Parties’ performance under it, and all legal actions and special proceedings relating to or arising out of this Agreement will be construed in accordance with and pursuant to the laws of the State of Florida without regard to its internal choice of law analysis, and shall govern to the exclusion of the law of any other forum.

D. Jurisdiction

The circuit or county court in Broward County, Florida shall be the sole and exclusive jurisdiction and forum for any legal action or dispute arising from, in connection with or interpreting this Agreement. The Parties hereby consent to the exercise of personal jurisdiction over them by the appropriate court of competent jurisdiction in Broward County, Florida.

E. Assignments

Except as otherwise provided by this Agreement, this Agreement may not be assigned by either Party without the prior written consent of the other Party, provided, however, that MPIX may assign its rights, duties and obligations hereunder in connection with the transfer (by merger or by sale of assets or stock) of all or a majority of either its total assets or stock to an unrelated third party. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

F. Originals

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

G. Notices

All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

MPIX:

332 Lincoln Road

Miami Beach, FL 33139

Attn: Victor Siegel

Fax:

With a copy to that shall not constitute notice:

Jonathan Leinwand, Esq.

200 S. Andrews Ave., Suite 703B

Fort Lauderdale, FL 33301

Fax: 954-903-7856

The Weber Parties:

To their addresses as set forth on Page 1

With a copy to that shall not constitute notice:

Simon Kogan, Esq.

171 Wellington Court, Apt. 1J

Staten Island, NY 10314

Each Party shall at all times keep the other Party informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

H. Modification and Waiver

A termination, modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed by the Parties with the same formality as this Agreement. The failure of any Party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

I. Non-Exclusive Remedies

The Parties agree that they are entitled to exercise any remedy at law or in equity, each of which shall be deemed cumulative and not exclusive. The Parties further agree that the non-breaching Party is entitled to seek specific performance or other equitable relief with respect to the provisions of this Agreement, and that monetary damages would not provide adequate compensation for any damages incurred by reason of a breach of any of the provisions of this Agreement.

J. Settlement Agreement Not Admissible

The Parties agree that, in any future legal or other proceeding, evidence concerning any term or provision of the Agreement shall not be used in any way, shall not be discoverable or admissible in any respect and shall be without prejudice to each Party’s legal position, except in any action to enforce the terms and provisions of the Agreement. The Parties further agree that execution of the Agreement and compliance with its terms does not constitute an admission of liability or wrongdoing by the Parties.

K. Survival of Provisions

If any provision of this Agreement shall be found invalid, illegal or unenforceable in whole or in part, then such provision shall be deemed modified or restricted to the extent and in the manner necessary to render the same valid, legal and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be. The invalidity, illegality or unenforceability of any provision of this Agreement pursuant to judicial decree or otherwise shall not affect the validity, legality or enforceability of any other provision in this Agreement, all of which shall remain in full force and effect.

L. Captions

The captions in this Agreement are for convenience only and shall not be considered a part of the Agreement or affect the construction or interpretation of any provision in this Agreement.

M. Mutual Drafting of Settlement Agreement

The negotiations and drafting of this Agreement have been participated in by each of the Parties for all purposes, and the Agreement shall be deemed to have been drafted jointly by all Parties.

N. Confidentiality

The Parties represent and agree to keep the existence of this Agreement, the amount of this settlement, the terms and content of this Agreement, and the negotiations leading thereto completely confidential and will not publicize or disclose the conditions, terms or content of this Agreement in any manner, whether in writing or orally, to any person, directly or indirectly, or by or through any agent, attorney or other representative, unless required to do so by law or except as necessary to effectuate the terms of this Agreement or to comply with applicable laws or the rules and regulations promulgated by the Securities and Exchange Commission. It shall not be a violation of this paragraph for either Party to respond to an inquiry by saying “The matter is settled.”

O. No Assignment of Claims

The Weber Parties each represents and warrants that there has been no assignment or other transfer of any interest in any claim released hereunder and agrees to indemnify and hold MPIX and the MPIX Parties harmless from any liability or claims, demands, damages, costs, expenses and attorneys’ fees arising as a result of any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery under this indemnity.

P. Attorneys’ Fees and Expenses

The Parties agree that in the event any Party breaches the terms of this Agreement, or the representations and warranties contained herein, and the non-breaching Party then seeks to enforce the terms, representations and warranties of this Agreement and/or obtain injunctive relief, the prevailing Party shall be entitled to recover from the breaching Party all of the prevailing Party’s costs and expenses including reasonable attorneys’ fees (both at the trial and appellate levels) incurred in connection with the prevailing Party’s enforcement of the terms of this Agreement and/or efforts to obtain injunctive or equitable relief.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the day and year first above written.

MINDPIX CORPORATION INC.

By:	Victor Siegel
Title:	Chief Executive Officer

Roxanna Weber

EMAX ALIVE INC.

By:	Dianne Christmas
Title:	Secretary

ENTERTAINMAX.

By:	Roxanna Weber
Title:	President

NEW UNIFIED CORP

By:	Dennis Wilson
Title:	President

ARTISTS INNOVATIONS

By:	Dianne Christmas
Title	President

EMAX MEDIA

By:	Eric Jeter
Title	President

EMAX WORLDWIDE INC.

By:	Dennis Wilson
Title	President

ME-TOO RECORDS

By:	Roxanna Weber
Title President

EMAX Music

By:	Eric Jeter
Title	President

EXHIBIT A

Common Shares

Name	Cert #	Number of Shares
Artists Innovations	1000	500,000
Chris and Michelle Koprivic	6902	4,000,000
Robert E Janssen	6938	1,000,000
Gregory Starr	6949	675,000
Just Marketing Group	7002	2,000,000
Roxanna Weber	7031	8,325,000
Emax Media Inc.	7140	43,833,333
New Unified Corp.	7142	25,000,000
The Weber Family Trust	7146	15,000,000

EXHIBIT B

Preferred Shares